EXHIBIT 99.2


                                               Susan Glatthorn Johnson
                                               Senior Vice President
                                               Echelon International Corporation
                                               Phone:  727-803-8250
                                               E-mail: sjohnson@echelonintl.com

                                               Cynthia L. Sanders
                                               Manager of Financial Reporting
                                               Echelon International Corporation
                                               Phone:  727-803-8231
                                               E-mail: csanders@echelonintl.com

FOR IMMEDIATE RELEASE


                    ECHELON INTERNATIONAL MAKES ANNOUNCEMENT

ST. PETERSBURG, FL, November 2, 1999 - Echelon International Corporation (NYSE:
EIN), a real estate company which develops, owns and manages multi-family residential and commercial real estate, announced today that, although its Board of Directors is continuing to evaluate strategic alternatives for the Company, it does not expect to announce a strategic transaction this year. The Company has had extensive negotiations with various parties concerning a number of complex transactions which would have led to the sale of the Company, but those discussions have not resulted in a transaction and have been terminated.


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Note: Certain statements contained in this press release regarding other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor created thereby. Such statements, including those concerning Echelon's expected sources and uses of funds and capital expenditures and its business strategy including its plans to gradually withdraw from the aircraft and real estate lending business and focus on its core real estate operations, involve risks and uncertainties.

Where the Company expresses an expectation or belief as to future events, such expectation or belief is expressed in good faith and is believed to have a reasonable basis. However, such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual strategies and the timing and expected results thereof to differ materially from such forward-looking statements ("cautionary statements") include, but are not limited to those factors identified under "CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS" in the Company's 1998 Annual Report. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements. The Company disclaims any intent or obligation to update publicly any forward-looking statements set forth in this press release, whether as a result of new information, future events or otherwise.